================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 8, 2006


                              GENESIS ENERGY, L.P.
             (Exact name of registrant as specified in its charter)


            Delaware                    1-12295                76-0513049
  (State or other jurisdiction of     (Commission            (I.R.S. Employer
  incorporation or organization)      File Number)           Identification No.)


   500 Dallas, Suite 2500, Houston, Texas                    77002
  (Address of principal executive offices)                (Zip Code)


                          (713) 860-2500 (Registrant's
                     telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)




================================================================================

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On August 8, 2006, Mark J. Gorman resigned from his position as our President and Chief Executive Officer. Mr. Gorman is resigning to pursue personal interests, and we have had no disagreements relating to our operations, policies or practices. Mr. Gorman served as President and Chief Executive Officer since October 1999.


(c) Our Board of Directors appointed Grant E. Sims as Chief Executive Officer and a director, effective as of August 8, 2006. Mr. Sims, who is 50, has been a private investor since 1999. He was affiliated with Leviathan Gas Pipeline Partners, L.P. from 1992 to 1999, serving as the Chief Executive Officer and a director beginning in 1993 until he left to pursue personal interests, including investments. Leviathan (subsequently known as El Paso Energy Partners, L.P. and then GulfTerra Energy Partners, L.P.) was a NYSE listed master limited partnership.

         Our Board of Directors also appointed Joseph A. Blount, Jr. as President/Chief Operating Officer, and Brad Newell Graves as Executive Vice President - Business Development effective as of the same date. Mr. Blount, who is 46, served as President and Chief Operating Officer of Unocal Midstream & Trade from March of 2000 to September of 2005. In such capacity, Mr. Blount oversaw the worldwide marketing of Unocal's natural gas, crude oil and condensate resources, the development and management of its pipeline, terminal and storage assets, and its commodity risk management activities. Upon the acquisition of Unocal by Chevron in September of 2005, Mr. Blount left to pursue personal interests, including investments. Mr. Graves, who is 39, has been serving as Vice President of Commercial Offshore Operations for Enterprise Products Partners L.P. since January of 2006. From January of 2003 to December of 2005, Mr. Graves served as Director of Crude Oil and Platform services for Enterprise and, before it was merged into Enterprise, GulfTerra Energy Partners, L.P. Mr. Graves acted as the Director of Crude Oil Pipelines for GulfTerra from January of 2000 to January of 2003.

         Each of Messrs. Sims, Blount and Graves will enter into a four year employment agreement under which he will receive (i) an annual salary of $310,000, $270,000 and $230,000, respectively, which salaries will be increased if specified financial targets are achieved, and (ii) customary fringe benefits. In addition, a company owned by Messrs. Sims, Blount and Graves will have the opportunity to earn up to 20% of the equity interest in our general partner (currently owned 100% by Denbury), subject to meeting certain performance criteria.

         On August 8, 2006, we issued a press release announcing the appointment of Mr. Sims, Mr. Blount and Mr. Graves. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 1.01.  Entry into a Material Definitive Agreement

         Our general partner, Genesis Energy, Inc., Denbury Resources, Inc. and Grant E. Sims executed an offer letter dated August 8, 2006. In the offer letter the parties agreed to negotiate in good faith definitive agreements to document the transactions described in Item 5.02(c) of this report.

         Our general partner, Genesis Energy, Inc. and Mark J. Gorman entered into an agreement, effective August 8, 2006, pursuant to which Mr. Gorman will receive a lump sum severance payment in the amount of $1,200,000 in connection with his resignation described in Item 5.02(b) of this report.

     Item 9.01.  Financial Statements and Exhibits

     (a) Financial statements of businesses acquired.

             Not applicable

     (b) Pro forma financial information.

             Not applicable.

     (c)  Exhibits

            The following materials are filed as exhibits to this Current Report on Form 8-K.

            Exhibit.

              99.1    Genesis Energy, L.P. press release, dated August 8, 2006.


                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     GENESIS ENERGY, L.P.
                                    (A Delaware Limited Partnership)

                                     By:   GENESIS ENERGY, Inc., as
                                              General Partner


Date: August 8, 2006                 By:     /s/  ROSS A. BENAVIDES
                                         ------------------------------------
                                             Ross A. Benavides
                                             Chief Financial Officer